UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
October 27, 2004

PRO-DEX, INC.
(Commission File Number: 0-14942)

(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation)

84-1261240
(IRS Employer Identification Number)

151 East Columbine Avenue
Santa Ana, California 92707
(Address of Principal Executive Offices)
(714) 241-4411
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

               On October 27, 2004, Pro-Dex, Inc. and Ronald G. Coss entered into a Termination Agreement and General Release of All Claims (the "Agreement").  Mr. Coss is a former employee, officer and director of Pro-Dex, Inc. and, according to filings with the Securities and Exchange Commission, is the beneficial owner of approximately 21% of its issued and outstanding common stock.  As a result of the Agreement, (i) the parties have terminated the Non-Competition Agreement dated July 26, 1996 by and between Mr. Coss and Pro-Dex, Inc., (ii) amounts payable thereunder have been paid in full, (iii) Mr. Coss has paid in full the balance of his promissory note owing to Pro-Dex, Inc., and (iv) each party has provided a general release to the other. A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 9.01                    Financial Statements and Exhibits

 (c)       Exhibits.

            Exhibit 10.1      Termination Agreement and General Release of All Claims dated October 27, 2004.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 27, 2004                                        PRO-DEX, Inc.

By:       /s/  Patrick Johnson
             Patrick Johnson
             Chief Executive Officer

INDEX TO EXHIBITS

   Exhibit
  Number        Description

10.1           Termination Agreement and General Release of All Claims dated October 27, 2004.